CONFIDENTIAL TREATMENT REQUESTED
AMENDMENT #5
TO
AMENDED AND RESTATED MASTER SERVICES AGREEMENT
This Amendment (“Amendment”) effective as of June 12th, 2014 (“Amendment Effective Date”) is between Synacor, Inc. (“Synacor”) and Charter Communications Operating, LLC (“Client”) under which the parties hereto mutually agree to modify and amend the Synacor Amended and Restated Master Services Agreement, dated April 1, 2010 (including the exhibits, schedules and amendments thereto, the “Agreement”). Any capitalized terms used herein, which are defined in the Agreement and not otherwise defined herein, shall have the meanings ascribed to them in the Agreement.
Whereas, Client intends to launch a new web portal, which will be hosted and operated by Client; and
Whereas, Client desires to receive certain services from Synacor with respect to such new web portal, and Synacor desires to provide such services to Client, all on the terms and conditions set forth herein.
Therefore, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:
1.0 New Services: Synacor will provide to Client the [*] services described in Schedule 1 hereto in accordance with the terms and conditions set forth therein.
2.0 Definitions. The Agreement is hereby amended by adding the following new definitions: [*]
“Former Services” means the Services being provided under the Agreement as of the effective date of Amendment #5 to the Agreement. The Former Services do not include the New Services.
“New Portal” means the new Client-branded web portal to be launched, hosted, and operated by Client after the effective date of Amendment #5 to the Agreement, which shall operate as a replacement to the existing Client Branded Portal. Client in its sole discretion will determine the URL for such portal, and currently anticipates that the portal will be accessible at the URL www.charter.net.
“New Portal Commercial Launch Date” means the date upon which the New Portal is first made available to Users on a commercial basis.
“New Services” means the [*] services being provided under Amendment #5 to the Agreement.

BUS_RE/5266520.1
[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED
BUS_RE/5266520.1
3.0 Fees: In exchange for the New Services, Client will pay to Synacor the fees set forth on Schedule 2 attached hereto.
4.0 Term: Section 7.1 of the Agreement is deleted in its entirety and replaced with the following: Term.
(a) New Services. This Agreement shall continue in full force and effect with respect to the New Services for a period of six months after the New Portal Commercial Launch Date, and thereafter shall automatically renew for successive six-month periods, unless either party notifies the other party in writing of its intention not to renew such services at least 90 days prior to expiration of the then current term; provided that in no event will Synacor terminate this Agreement as it relates to the New Services, other than for cause, effective as of a date prior to two years after the New Portal Commercial Launch Date (the “New Services Term”).

(b)
Former Services. This Agreement shall continue in full force and effect with respect to the Former Services through March 31, 2015, except that Client shall have the unilateral right to terminate the Former Services at any time by providing Synacor no less than 90 days’ prior written notice (or with regard to the Entitlement Services terminate those Services upon 60 days’ prior written notice subject to the terms of Section 3.2 of Amendment 3); provided that in no event will Client terminate this Agreement as it relates to the Former Services, other than for cause, effective as of a date prior to March 31, 2014 (the “Former Services Term”).

(c)	Term. The term of this Agreement will continue until the last to expire of the New Services Term and Former Services Term, and is referred to herein as the “Term.”
5.0 Former Portal Services Term: All references in the Agreement to “Term” shall hereafter be deemed to be replaced with “Former Services Term,” except the references to “Term” in Sections 5 and 12 of the Agreement shall remain unchanged.
6.0 Effects of Termination: Upon any expiration or earlier termination of the New Services, all rights and obligations of Synacor and Client will cease with respect to such services, except that: (a) all obligations that accrued prior to the effective date of termination (including all payment obligations) will survive termination; and (b) each party will destroy (upon the written request of the other party) or return to the other party all of the other’s Proprietary Information in its possession or under its control under Section 5.5 of the Agreement. The provisions of Schedule 2 to this Amendment (Fees, Payment), but only to the extent accruing prior to the effective date of termination, any indemnities and limitations of liability set forth in Schedule 1 of this Amendment, as the case maybe, and any other provision of the Agreement which by its nature survives, shall so survive such termination or expiration.
7.0 Scope of Amendment: This Amendment supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among parties relating to the subject matter of this Amendment and all past dealing or industry custom. This Amendment shall be integrated in and form part of the Agreement upon execution. All terms and conditions of the Agreement shall remain unchanged except as expressly modified in this Amendment; and the terms of the Agreement, as modified by this Amendment, are hereby ratified and confirmed. Where the terms of the Agreement conflict with those of this Amendment, however, the terms of this Amendment shall control. This Amendment may be executed in one or more 2

CONFIDENTIAL TREATMENT REQUESTED
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.
[The remainder of this page has been intentionally left blank]

BUS_RE/5266520.1

CONFIDENTIAL TREATMENT REQUESTED
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Effective Date.
SYNACOR, INC.    CHARTER COMMUNICATIONS
OPERATING, LLC
By: Charter Communications, Inc., its manager
By: __/rf/     By: ___/rd/
Name: Ron Frankel    Name: Richard J. DiGeronimo
Title: President & CEO    Title: SVP, Product & Strategy

BUS_RE/5266520.1

CONFIDENTIAL TREATMENT REQUESTED
SCHEDULE 1
To Amendment #5 to Amended and Restated Master Services Agreement
NEW SERVICES

1.	Definitions. [*]
2. Services.

(a)
Promptly after the Amendment Effective Date, Synacor will [*]. The parties will establish a mutually agreeable date by which Synacor will complete such [*] services pursuant to a mutually agreeable test plan, which date, subject to the terms and conditions herein, will be no later than [*]

(b)
Upon Client’s request, Synacor also will provide [*]. The parties will establish a mutually agreeable date by which Synacor will complete [*] services for each [*] pursuant to a mutually agreeable test plan. Thereafter, the parties will work together to determine target dates for [*]

BUS_RE/5266520.1
[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED
[*]

(c)	The services described in clauses (a) and (b) above collectively are referred to as the “New Services.”

(d)
It is understood that Synacor is providing the New Services through [*]. If Client requires that Synacor utilize additional APIs or servers, then such services shall require an additional fee (as specified on Schedule 3 to the Amendment) (the “Integration Fee”).

(e)	Synacor will operate the New Services in accordance with the SLA set forth in Exhibit B to this Schedule 1.

(f)
If Client becomes aware that [*] (as defined below) is being made accessible [*], Client may request corrective action from Synacor by delivering a detailed notice of the issue to Synacor Technical Support (at [*]), and Synacor will respond in accordance with the severity level response requirements set forth below:

i.
If Client in good faith reasonably believes [*], Synacor will [*]as follows: (1) if notification is delivered during Synacor business hours (i.e., 8:00 a.m. to 6:00 p.m. EST), [*] after delivery of notice, and (2) if notification is delivered outside of Synacor business hours, [*] after delivery of notice.

ii.	If [*], Synacor will correct the error, [*], within [*]after delivery of notice.

iii.	If [*], Synacor will [*], within [*]after delivery of notice.

iv.	If [*]
3. Limitations.
(a) Client acknowledges and agrees that Synacor will not be responsible for, nor liable in connection with, any failure in the New Services to the extent such failure results from: (i) [*]; (ii) Client’s negligence or willful acts or

BUS_RE/5266520.1
[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED
omissions; (iii) communications or technical failures outside of Synacor’s facilities; or (iv) any issue outside of Synacor’s control, including the acts or omissions of [*].
(b) Client acknowledges and agrees that [*] 4. Client Responsibilities.

(a)
Client agrees to provide Synacor reasonable cooperation, assistance, information and access [*] throughout the New Services Term, and Client agrees that its failure to do so may negatively impact Synacor’s provision of the New Services. In such event, Synacor shall be excused from such performance to the extent Client’s unreasonable action or omission has caused a delay in or otherwise prevented Synacor’s performance hereunder.

(b)	Client shall ensure that it has all rights and licenses necessary [*]
5. License; Intellectual Property.

(a)
Client hereby grants to Synacor a nonexclusive, worldwide and royalty-free right and license to [*] solely in connection with the New Services. Except for the limited rights and licenses expressly granted herein, Client and its licensors shall retain all right, title and interest in and to [*], including any intellectual property rights or other proprietary rights therein and thereto.

(b)	Except for the limited rights and licenses expressly granted herein, Synacor shall retain all right, title and interest in and to the [*], including: (i) the tools, templates, frameworks or

BUS_RE/5266520.1
[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
CONFIDENTIAL TREATMENT REQUESTED
other software owned or licensed by Synacor and used in connection with therewith; (ii) all other materials (including any hardware), information, Synacor sourced meta-data and content, ideas, inventions, know-how, methods, processes, templates, tools, works of authorship, trade secrets and technologies that are owned or licensed by Synacor and that may be used in the performance of the New Services; and (iii) all intellectual property rights or other proprietary rights in and to any of the foregoing (all of the foregoing, [*], being referred to as “[*] Property”). Client shall not use [*] Property except as specifically provided in this Schedule 1. All software, hardware and other technology used to provide the New Services will be installed, accessed and maintained only by or for Synacor and no license therein is granted to Client.
(c) The parties acknowledge that the [*] Property constitutes Synacor’s Proprietary Information and Section 4.3 of the Agreement shall apply to the [*] Property and the New Services.

6.	[*]

7.
Synacor Representations and Warranties. Synacor represents and warrants that: (a) Synacor is duly organized and validly existing under the laws of its state of incorporation, and has full power and authority to enter into the terms set forth in this Schedule 1 and to carry out the provisions hereof; (b) the execution, delivery and performance of the New Services by Synacor does not conflict with any agreement, instrument or contract, to which Synacor is bound; (c) Synacor will use commercially reasonable efforts to protect the [*] in accordance with applicable industry standards (without abrogating or otherwise limiting its confidentiality obligations under the Agreement) to insure that the [*] is secure from unauthorized access and [*] is free from any viruses, worms, or other code that will damage, interrupt or interfere with any software, content, data or hardware; (d) Synacor will perform its obligations and provide the New Services to Client in a professional and workmanlike manner and in compliance with any and all applicable laws; (e) Synacor owns and/or validly licenses all right, title and interest in and to the [*] Property, each element thereof, and all intellectual property rights embodied therein; (f) [*], Synacor has all necessary rights to provide the New Services to Client under this Schedule 1, and (g) to its knowledge, the New Services [*], in whole or in part, do not and will not infringe upon or interfere with any right of publicity, patent, trademark, copyright, trade name or other intellectual property rights or misappropriate any trade secret of any third party, and are not defamatory, obscene, or otherwise unlawful in any jurisdiction. Synacor further represents and warrants to Client that during the Term, the New Services will be provided by qualified personnel in accordance with applicable United States federal law and the laws of such other jurisdictions as may be applicable thereto. Synacor will use commercially reasonable efforts, consistent with applicable industry standards and practices, to provide the New Services in a manner designed to minimize errors and interruptions. Nonetheless, the New Services may be temporarily unavailable for

BUS_RE/5266520.1
[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED
scheduled maintenance or repairs by Synacor or by third-party providers, or because of other causes beyond Synacor’s reasonable control, and all such New Services unavailability will be governed by the New Services SLA set forth in Exhibit B to this Schedule 1.

Except as expressly provided in this Schedule 1, Synacor makes no warranties of any kind with regard to the [*], and expressly disclaims all other warranties, express or implied with respect thereto, including but not limited to the implied warranties of merchantability and fitness for a particular purpose.

8.
Client Representations and Warranties. Client represents and warrants that: (a) Client is duly organized and validly existing under the laws of its state of organization, and has full power and authority to enter into the terms of this Schedule 1 and to carry out the provisions hereof; (b) it has all rights necessary to enter into and perform under this Schedule 1 and to grant the limited rights and licenses granted herein including, without limitation, all necessary rights in the [*], including without limitation, the right to allow integration of the [*] with each [*] as contemplated herein; (c) [*]as contemplated in this Schedule 1 will not violate (i) Client’s or any [*] obligations under any other agreement or to any third party, (ii) any applicable laws or regulations, or (iii) Client’s [*]; and (d) to the best of Client’s knowledge, the [*]is not unlawful and does not infringe or interfere with any intellectual property right, contract, right of publicity, or any other proprietary right of any individual or entity. Client will be fully responsible for, and will reimburse Synacor for any and all liabilities arising out of any warranty concerning the New Services made by Client [*]to any User [*], except as expressly authorized in advance in writing by Synacor; provided that neither Client’s grant nor any breach by Client of any warranty given by Client to its Users will be deemed to abrogate any expressly provided remedies Client would otherwise be entitled to under this Schedule 1.

Except as expressly provided in this Schedule 1, Client makes no warranties of any kind with regard to the [*], and expressly disclaims all other warranties, express or implied with respect thereto, including but not limited to the implied warranties of merchantability and fitness for a particular purpose.

9.	Indemnities.
(a) Synacor shall indemnify, defend and hold Client harmless from and against any and all Claims suffered or incurred by Client from any third party claim arising out of or relating to (i) Synacor’s breach of any of its obligations under this Agreement, or its representations and warranties set forth herein; (ii) the failure of any of the representations or warranties made by Synacor herein to be true; (iii) any third party claims relating to the matters covered by the foregoing breaches or failures; (iv) [*]; (v) any claim that the [*], or any use of the [*] by Client or the Users as contemplated by this Schedule 1, infringes the intellectual property rights of any third party; and (vi) any injuries to persons or damage to property caused by the negligent, willful or intentional acts or omissions of Synacor, its agents or employees. The foregoing indemnity obligation is the sole indemnity obligation of Synacor with respect to the New Services and this Schedule 1.

BUS_RE/5266520.1
[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED
(b) Client shall indemnify, defend and hold Synacor harmless from and against any and all Claims suffered or incurred by Synacor from any third party claim arising out of or relating to (i) Client’s breach of any of its obligations under this Agreement, or its representations and warranties set forth herein; (ii) the failure of any of the representations or warranties made by Client herein to be true; (iii) any third party claims relating to the matters covered by the foregoing breaches or failures; (iv) [*], and (v) [*].
10. Limitations of Liability.
The following limitation of liability shall apply solely to this Schedule 1.
Notwithstanding anything to the contrary contained in this Schedule 1 or the Agreement, except for Synacor’s indemnity obligations under Section 9(a) of this Schedule 1 or breaches of confidentiality obligations: (a) Synacor shall not be liable to Client, its agents, affiliates, clients, or any other persons, for any lost profits or indirect, incidental, special, punitive, consequential or similar damages, even if advised in advance of the possibility of such damages, and (b) in no event will Synacor’s liability for any and all claims, in the aggregate, arising out of, relating to or in connection with the performance of its obligations hereunder exceed [*]

Notwithstanding anything to the contrary contained in this Schedule 1 or the Agreement, except for Client’s indemnity obligations under Section 9(b) of this Schedule 1 or breaches of confidentiality obligations: (a) Client shall not be liable to Synacor, its agents, affiliates, clients, or any other persons, for any lost profits or indirect, incidental, special, punitive, consequential or similar damages, even if advised in advance of the possibility of such damages, and (b) in no event will Client’s liability for any and all claims, in the aggregate, arising out of, relating to or in connection with the performance of its obligations hereunder exceed [*]

BUS_RE/5266520.1
[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN
REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED EXHIBIT A TO SCHEDULE 1
[*]

BUS_RE/5266520.1

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED
[*]

BUS_RE/5266520.1

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED
EXHIBIT B TO SCHEDULE 1
NEW SERVICES - SERVICE LEVEL AGREEMENT
1. SERVICE LEVELS
a. General
Synacor will provide the agreed to New Service levels seven (7) days a week, twenty-four (24) hours a day, every day of the year, consisting of monitoring, reporting, notification, repair of service outages and maintenance, as set forth in this Service Level Agreement (“SLA”).
It is expected that the evaluation of Synacor’s performance against this SLA will be evaluated [*].
CONTACT INFORMATION:
Technical Service Support: 866.535.8286 or tsoc@synacor.com Network Operations Center: 800.716.8347 or noc@synacor.com
The foregoing Contact information may change upon reasonable notice to Client.
b. Monitoring
Synacor's 24x7 network operations center will collect and monitor data involving the following performance criteria and establish automated alarms to Synacor personnel when thresholds (as described below) are exceeded:
(i)Network connectivity from Synacor servers to the Internet;
(ii)Reachability and page response time of web tier servers for "static" content;
(iii)Availability and response time of internal Synacor database systems;
(iv)VPN availability to web services provided by Charter required for the New Services; and
(v)System usage reflected by page loads, user authentications, business functions performed.
c. New Services Availability
(i) “[*] Availability” will be measured as a percentage of available minutes of [*]functionality during each month where the [*] is continuously operable, available and responsive to end users without significant delay or malfunction. Specific targets established by this SLA for [*] Availability are:

•	[*] Availability of [*]; and

•	response times (latency) of no greater than [*] (as measured by Synacor’s internal metrics).

BUS_RE/5266520.1
[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED
Under the terms of this SLA, downtime counted against [*] Availability will EXCLUDE the following items:
a.downtime or degradation resulting from maintenance and occurring during a Scheduled Maintenance window or an approved Preventative Emergency Maintenance window (as defined below);
b.the inability of Users to access [*]as a result of such Users’ Internet, network connection, [*];
c.impediments affecting the path (route) traveled in accessing Synacor’s systems, except for those facilities owned, operated or maintained by Synacor or by a third party on behalf of Synacor;
d.[*]
e.downtime or degradation resulting from bugs in third-party software not operated within the System;
f.the inability of [*], provided that the inability is not due, in whole or in part, to Synacor;
g.downtime or degradation resulting from a security intrusion event as described in Section 1(f) SECURITY, below, or a ‘denial-of-service’ attack from external sources outside Synacor’s control; or
h.downtime or degradation resulting from problems with Client-provided data APIs, authentication mechanisms or similar services; or
i.failure to provide New Services to avoid Excess Usage (as defined below).
(ii)To the extent the parties can determine a number of households affected by any downtime, the [*] Availability will be computed based upon the percentage of households affected by the downtime, as compared to Client’s total user base. For example, if it can be objectively determined that [*] of Client’s Subscriber base (measured in households) did not meet the standard required for [*]Availability, as described in Section (c)(i) above, for [*], the downtime for purposes of calculating [*] Availability would be [*]. Client will have the right to dispute Synacor’s calculation of [*] Availability.
(iii)[*]

BUS_RE/5266520.1

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED
(iv) [*] Availability Credits – If Synacor fails to meet the [*] Availability SLA in any month during the Term, it will identify such failure in its SLA Performance Reporting described in Section 1.d. below and notify Client of its rights under this Section (iv) within 30 days after the end of such month. Upon request of Client within [*]after its receipt of such notification, Synacor will apply the [*] Availability credits set forth below to Client’s account for each month during which Synacor failed to meet the required [*] Availability of [*]. To the extent possible, the credits will be applied in the billing period following the month in which such request occurs and will be detailed as a separate line item on the invoice. For example if SLA credits are requested in the month of September, such credits will be applied in the October billing period
a.A credit equal to [*] of the aggregate fees paid to Synacor and Synacor’s share of search revenue under the Agreement in the applicable month, plus an additional [*] of such amounts for every increment of [*] by which [*] Availability fails to meet the required percentage, up to a maximum of [*]of such amounts that would otherwise have been payable by Client to Synacor or retained by Synacor for the applicable month.
b.Chronic Unavailability: Client will receive the credits set forth in (a) above, and in addition will have the right to terminate the New Services upon [*]written notice to Synacor, delivered in writing within [*]after Client’s receipt of reporting from Synacor showing that [*]:

(i)	[*] or more separate occasions, each lasting [*]t or more hours, over the course of any rolling three month period;

(ii)	[*]aggregated over any rolling [*]period of time;

(iii)	[*] hours aggregated over any rolling [*] period of time;

(iv)	[*] hours aggregated over any rolling [*] period of time; or

(v)	[*] hours aggregated over any rolling [*] period of time.
By way of clarification, the duration of each event during which [*]. Termination rights exercised by client pursuant subsection (b) above will be deemed termination for cause under Section 7.2 of the Agreement. The remedies set forth in this Exhibit B will be the sole remedy for violation of the service levels agreed to in this Exhibit B.
d. Performance:
The Performance (“Performance”) of the New Services is defined as the response time for [*] and as otherwise agreed upon by the parties prior to the launch of the New Service (each, a “Response Time”), measured via Synacor’s internal metrics. Testing will be performed using on-network server to server calls. Synacor’s responsibility for Performance includes maintenance of Web server response, authentication performance, routers, switches, or peering connections (network hardware, cross-connects, or circuits that are Synacor’s responsibility), or any other device, application or interface in Synacor’s direct control, at no less than [*]peak utilization. [*]

BUS_RE/5266520.1
[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED
[*]. If Synacor is unable to perform in accordance with any pertinent Response Time, then Synacor will be responsible for the following remedy:
Synacor will correct the identified Performance failures as soon as is possible using and pursuing to completion commercially reasonable efforts, and, in no event, later than [*] after receipt of written notice from Client describing in reasonable detail the Performance failure of the New Portal [*], if applicable, Synacor will resubmit the Performance changes, in detail, to Client for testing. Client will conduct testing to verify that the Synacor corrective measures are successful during a testing period (“Test Period[*]. Within [*]after the expiration of the Test Period, Client will provide Synacor with a written response accepting the Performance or rejecting the Performance (“First Rejection Notice”). Synacor will have an additional [*]from the date Client submits a First Rejection Notice to correct the identified Performance failures. Client will conduct final Performance correction testing for a period of [*] after the expiration of the Final Test Period, Client will provide Synacor with (A) written response accepting the Performance, or (B) written rejection if Client determines in good faith that the failed criteria identified in the First Rejection Notice have still not been corrected (a “Final Rejection Notice”). [*]. If Client provides a Final Rejection Notice and the authorized representatives of each party do not otherwise agree to pursue further Performance testing and remedies, the Final Rejection Notice will, at the option of Client, constitute a notice of termination of the New Services.
e. Client Changes and/or Actions
Client acknowledges that it may have the ability to take actions or make any changes that can adversely affect the performance of the New Services. In some cases, Synacor may be able to mitigate the risk of the actions or changes as described in the table below; provided however, that this risk mitigation will require Client to provide notice to Synacor of its intent to make these changes, in sufficient detail and in advance of the actual change. [*] Some examples of when notice is required to be given to Synacor are delineated below. Client should always provide a reasonable amount of notice to Synacor before taking any actions or making any changes that may adversely affect the performance of the New Services[*].

Action / Change		[*]		[*]		[*]

[*]	[*]		[*]		[*]

BUS_RE/5266520.1
[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
CONFIDENTIAL TREATMENT REQUESTED

Action / Change	[*]	[*]	[*]

[*].	[*]	[*].	[*]

f.Security
Synacor’s Security Team will proactively evaluate security risk, develop and implement policies and incident prevention programs, educate management and staff about security policies, and handle computer security incidents. Synacor will comply with the Security requirements set forth in this SLA, including:
System Intrusion - In the event of a system intrusion by an unauthorized person or malicious code affecting Client, Synacor will notify Client’s Corporate Internet Security Team in writing or via email (via [xxxxxx@chartercom.com]) with [*]of Synacor personnel validating a bona fide intrusion occurred.
Network Security – Synacor will maintain network firewalls devices to prevent unauthorized access to the network infrastructure and systems.
g.Scheduled Maintenance Windows
Synacor will conduct System maintenance during a [*]window from [*]Eastern Time every [*], should the need for such maintenance arise (“Scheduled Maintenance”). Synacor will provide at least [*]advance written notice to Client for all Schedule Maintenance. Synacor may move or add maintenance windows as necessary upon Client’s written approval, and such approved maintenance will be considered Scheduled Maintenance. In the event a maintenance window will be needed in a given [*], Synacor will notify the Client no less than [*]prior to the window. If it is determined during the window that the Scheduled Maintenance will run over the allotted window, the Client will be notified immediately and receive regular updates until the maintenance is complete; provided that no such extension will be excluded for purposes of calculating [*]Availability, unless otherwise approved by Client in writing or by e-mail. During these scheduled maintenance windows and any extensions thereof, the system and services may be unavailable to Client and Client’s Users. [*]
h.Emergency Maintenance Notification
Emergency maintenance may be needed in two types of situations. The first is the need to repair an issue that is creating downtime or degradation to the [*] (“Reactive Emergency Maintenance”). The second is maintenance Synacor believes would be prudent to be perform prior to the Scheduled Maintenance period to avoid potential issues (“Preventative Emergency Maintenance”). In the event that either type of emergency maintenance is required, Synacor will

BUS_RE/5266520.1
[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED
make reasonable efforts to notify Client about the emergency maintenance window based on practicality and the degree of adverse affect on the applicable service or availability thereof. Reactive Emergency maintenance windows are counted against [*]Availability percentages (as applicable). To the extent Client approves Preventative Emergency Maintenance (which approval expressly excuses such Preventative Emergency Maintenance from the calculation of the [*]Availability percentages), or the need for the emergency maintenance window is necessitated by a Client change as described in Section 1(e) above, such maintenance will not be counted against the [*]Availability percentages.
2. CUSTOMER SUPPORT PROCEDURES
a. Incident Management
Tier 1 – Client will provide first level support to Users, consisting of (i) handling questions from Users regarding customer and technical support and access to [*]; (ii) accepting and responding to problem calls from Users relating to the New Services; (iii) supporting User devices and underlying Client systems and architecture; and (iv) providing notification to Synacor of changes, maintenance, and outages of underling systems that may affect the New Services.
Tier 2/Tier 3 – Synacor will provide second level support to Client, consisting of (i) accepting and responding to problem escalations reported by Users or representatives of Client with regard to problems that cannot be resolved readily by Client, (ii) resolving reported problems as set forth herein, (iii) providing notification to Client of changes, maintenance, and outages of underlying systems that may affect the New Services.
Synacor will provide Client and Users of Client (in the case of end-users, Tier 2 and Tier 3 level support) the following:
(i)Technical Support offered in English.
(ii)Email address for submitting 2nd level support incidents to Synacor.
(iii)Phone support [*].
b. Priority
Client will estimate the priority at the time the incident is reported. The priority can change at any time during the process.
Incidents will be categorized by product category, with the following priorities definitions:
Priority 1 (P1) means that New Services are substantially non-operational, cause severe commercial impact, or require removal of content deemed inappropriate by Client. Without limiting the foregoing, the parties agree that the New Services will be deemed “substantially non-operational” [*]. P1 incidents would not include unavailability of a widget or content from a particular Content Provider.
Priority 2 (P2) means that a problem with the New Services causes significant commercial impact and is not a P1 incident.
Priority 3 (P3) means a non-critical problem or incident with the New Services where Client is able to continue utilizing the New Services and that is not a P1 or P2 incident.

BUS_RE/5266520.1
[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED
Priority 4 (P4) means a request or incident that is not a P1, P2 or P3 incident.
“Initial Response Time” means the elapsed time between the receipt of incident notification or escalation and the target time within which Synacor begins support as verified by a verbal or email confirmation to Client.
“Service Restore Time” means the elapsed time between the receipt of incident notification or escalation or knowledge of any incident and the target time within which Synacor has imposed a permanent fix or temporary patch, or has developed a workaround that allows use of the application substantially in accordance with its intended use and specifications. Examples of actions that may give rise to service restoration include:
(a)A workaround is delivered and implemented;
(b)The recommended replacement of any third party hardware, software or any part thereof, as agreed by Client, is completed; or
(c)A product change request is generated and agreed upon by both parties, a delivery date is established and any other related terms and conditions are agreed upon.
“Root Cause Resolve Time” means the elapsed time between the receipt of incident notification or escalation or knowledge of any incident and the target time within which Synacor has determined the root cause of the incident and a permanent fix has been implemented to return the re1 to an operable state that is substantially the same as its pre-failure state, and with respect to software applications, a code change in the form of a patch or a new revision that corrects the problem has been delivered, successfully installed and is working.
Standard Support Response times are as follows:

Incident Priority	Initial Response Time	Service Restore Time	Root Cause Resolve Time

re 1	re 1	re 1	re 1
re 1	re 1	re 1	re 1
re 1	re 1	re 1	re 1
re 1	re 1	re 1	re 1

Client will set the initial incident priority, which may later be amended by Synacor after discussion with Client, in accordance with the priority definitions set forth above. Synacor will be primarily responsible for the control and management of incident calls and escalation to resources within Synacor.
c. Escalation Path
The escalation process consists of the reporting, troubleshooting, diagnosis, and resolution processes. All incidents are assigned to a Synacor Support Engineer substantially in accordance with the Standard Support Response Times set forth herein. However, Synacor may choose from time to time to handle issues outside of the escalation path indicated below if, in Synacor’s sole judgment, such issues either need to be escalated more quickly or can be resolved without escalation.

BUS_RE/5266520.1

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
CONFIDENTIAL TREATMENT REQUESTED

Escalation Levels	Escalation Response Time	Synacor

Level 1	Synacor Technical Support Agents available 24 hours per day, 7 days per week.	Support Supervisor tsoc@synacor.com
1.866.535.8286
Level 2	Level 2 should be contacted if the issue is not answered [*]	Technical Support Operations Center Manager [*]
Level 3	Level 3 should be contacted if the issue is not answered [*]from either Level 1 or Level 2.	Director of TechOps [*]
Level 4	Level 4 should be contacted if the issue is not answered [*]from Level 1, Level 2 or Level 3.	VP of IT [*]
Level 5	Level 5 should be contacted if the issue is not answered within 60 minutes from Level 1, Level 2, Level 3 or Level 4.	COO Scott Bailey 716.362.3724
Level 6	Level 6 should be contacted if the issue is not answered within 90 minutes from Level 1, Level 2, Level 3, Level 4, or Level 5.	CEO Ron Frankel 716.362.3700

3. REPORTING
Synacor (a) will deliver to Client weekly an electronic report that contains the following information, as such information categories may change from time to time at the reasonable request of Client, and (b) will maintain and provide Client with Web-based access to a reporting tool containing the following categories of information, updated no less frequently than [*]:

USAGE DATA
1. Unique Users accessing New Services [*]

BUS_RE/5266520.1
[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED
SLA PERFORMANCE REPORTING

10.	[*] Availability calculation

11.	Average Response Time

12.	Initial Response, Service Restore, and Root Cuase Resolve Times for each product and service measured

13.	Mean time to repair by Priority Level

14.	Escalation history

15.	Maintenance Performed, including type of maintenance and when performed.
Synacor will provide Client reports detailing (i) the number, cause, and resolution status of Client-related system outages and (ii) the performance of Synacor with respect to its system availability obligations hereunder, each of which will be sent to Client in an electronic format within [*]days of Client’s request therefor and otherwise no more than [*] days after the expiration of each calendar quarter. Client may require reasonable changes to the formatting or structure and layout of the report from time to time.
4. SYNACOR APPLICATION DEVELOPMENT.Synacor will be expected to implement minor bug fixes or minor functional releases during the New Services Term. Synacor is expected to implement supporting mechanisms for such work as described below:
a.Application Environments. Synacor will configure and maintain servers and network equipment as necessary to operate distinct development and stage environments (separate from the production environment) for use in development of patches to the current production release and larger functional releases planned for future dates. The development and stage environments do not need to be full-scale in terms of customer data or transaction capacity but must be able to operate all software modules used within the New Services without overlap. Client understands and agrees that such servers, network equipment, and development and staging environments may be used for multiple clients’ projects, provided that Client’s projects will not reside in such environments at the same time as other clients’ projects.
b.Software Change Documentation. Prior to the deployment of any software or configuration change, Synacor will provide Charter a written summary (i.e., release notes) of the software change itemizing:
(i)all Client-related software changes that affect the user experience or the integration with Client included in a patch or functional release;
(ii)all fixes for previously identified defects included in the release;
(iii)all new functional enhancements included in the release; and
(iv)a summary of any quick “smoke tests” that Synacor is performing on the updated system to confirm the presence of bug fixes or new functions.

BUS_RE/5266520.1
[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED
SCHEDULE 2
To Amendment #5 to Amended and Restated Master Services Agreement
FEES; PAYMENTS
1.New Services Fee:
Monthly Fee(s):
In exchange for the New Services, commencing upon the New Portal Launch Date and for the duration of the New Services Term, Client shall pay to Synacor [*] per month. In addition, upon [*], Client also shall pay Synacor [*] per month for the duration of the New Services Term.
Integration Fee:
If Synacor provides the additional services described in Section 2(d) of Schedule 1 to this Amendment #5, Client shall pay to Synacor a mutually agreeable Integration Fee. Synacor shall not be obligated to provide any such Integration Services until the parties have agreed on the fee for such services.
2.Payment Terms:
Synacor will invoice Client the New Services fee(s) on a monthly basis, and Client will be obligated to pay such amount within [*] after receipt of invoice.
If there is an Integration Fee, Synacor will invoice Client for such fee after completion of the underlying services, and such amount will be due within [*] after receipt of invoice.

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.